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                                                              EXHIBIT 23.6


                           ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 3, 1995 (except with respect to the matters discussed in Notes 1 and 7, as to which the date is June 28, 1995) (and to all references to our firm) included in or made a part of this registration statement.


                                              Arthur Andersen LLP


Atlanta, Georgia
May 13, 1996